Exhibit 24
POWER OF ATTORNEY
FOR SEC FILINGS ON REGISTRATION STATEMENT ON FORM S-11
IN RESPECT OF SECURITIES OF
CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED (the “Company”)
KNOW ALL BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Trevor P. Bond, Mark J. DeCesaris and Susan C. Hyde to be his true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Company’s registration statement on Form S-11 (File No. 333-140842), including post-effective amendments and any registration statement pursuant to Rule 462(b), and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
[Signature page follows.]

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following person in the capacity and on the date indicated.

Name and Signature	Title	Date

/s/ Richard J. Pinola	Independent Director	October 14, 2010

Richard J. Pinola